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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT:    NOVEMBER 16, 2004

DATE OF EARLIEST EVENT REPORTED:    NOVEMBER 11, 2004

                   MARTHA STEWART LIVING OMNIMEDIA, INC.
           (Exact name of registrant as specified in its charter)


      DELAWARE                    001-15395                   52-2187059
  (State or other         (Commission File Number)         (I.R.S. Employer
  jurisdiction of                                       Identification Number)
  incorporation or
   organization)
                            11 WEST 42ND STREET
                             NEW YORK, NY 10036
                  (Address of principal executive offices)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:         (212) 827-8000

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Item 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 11, 2004, Martha Stewart Living Omnimedia, Inc. (the "Company") entered into an employment agreement with Susan Lyne, pursuant to which Ms. Lyne will serve as President and Chief Executive Officer of the Company. The following summary is qualified in its entirety by reference to the text of the employment agreement, a copy of which is filed as an exhibit to this report. The agreement is for a term expiring December 31, 2007, subject to automatic one year extensions if neither the Company nor Ms. Lyne gives notice to the other of an intention not to renew the employment agreement on or prior to 6 months prior to the then scheduled expiration date. Ms. Lyne will receive a base salary of $900,000 per year, subject to annual review by the Board of Directors and increase in the Board's discretion. Ms. Lyne will be entitled to an annual bonus in an amount determined by the Compensation Committee of the Board based on the achievement of performance goals established by the Compensation Committee for each calendar year, with a target annual bonus equal to 100% of base salary and a maximum annual bonus equal to 150% of base salary.

Ms. Lyne will be entitled to participate in the employee benefit plans, policies, programs, perquisites and arrangements that are provided generally to similarly situated employees of the Company (excluding for this purpose Martha Stewart) to the extent she meets the eligibility requirements for any such plan, policy, program, perquisite or arrangement. The Company will reimburse Ms. Lyne for all reasonable business expenses incurred in carrying out her duties, including first class transportation or travel on a private plane of the Company to the extent that such private plane is available.

Concurrently with the execution of the employment agreement, the Company paid to Ms. Lyne $447,120 to compensate her for the forfeiture of certain equity compensation awards relating to her prior employment with The Walt Disney Company resulting from her execution and performance of the employment agreement.

Contemporaneously with the execution and delivery of the employment agreement, the Company granted to Ms. Lyne 200,000 shares of restricted Class A common stock, par value $0.01 per share, of the Company, pursuant to the restricted stock agreement, a copy of which is filed as an exhibit to this report. 50,000 shares of restricted stock will vest on each of the first, second and third anniversaries of the date of the agreement. The remaining 50,000 shares of restricted stock will vest on the seventh anniversary of the date of the agreement, provided that 25,000 of such shares will vest if the closing price of the Class A common stock has been at least $22.50 for 20 consecutive trading days, and the balance will vest if the closing price of the Class A common stock has been at least $25.00 per share for 20 consecutive trading days. In addition, the Company granted Ms. Lyne options to purchase 400,000 shares of Class A common stock at an exercise price of $18.57 per share, pursuant to the stock option agreement, a copy of which is filed as an exhibit to this report. The options vest in equal installments on each of the first, second and third anniversaries of the date of the agreement.

Under the employment agreement, if Ms. Lyne's employment is terminated by the Company without Cause (as defined in the agreement) or by Ms. Lyne for Good Reason (as defined in the agreement), (i) outstanding equity awards held by Ms. Lyne will vest and/or become exercisable (with outstanding options remaining exercisable for five years following the date of termination (but not beyond the original term)), the Company will pay Ms. Lyne a lump-sum cash payment equal to (i) if the termination occurs on or prior to the first anniversary of the effective date of the agreement, three times her base salary and (ii) if the termination occurs after the first anniversary of the effective date of the agreement, four times her base salary. In addition, the Company will provide Ms. Lyne with continued medical coverage at active-employee rates for two years or, if earlier, until she receives subsequent employer-provided coverage. Notwithstanding clause (i) above, if Ms. Lyne is terminated by the Company without Cause or terminates her employment for Good Reason during the 6-month period prior to, or the 2-year period following, a Change in Control (as defined in the agreement), she will receive the severance benefits described in clause (ii) above. In addition, Ms. Lyne will be entitled to a gross-up for any excise taxes imposed by Section 4999 of the Internal Revenue Code in the event of a Change in Control.

The employment agreement contains customary confidentiality, non-competition, non-solicitation and indemnification provisions.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 11, 2004, Sharon L. Patrick resigned as President and Chief Executive Officer of the Company and was replaced by Susan Lyne. A copy of the press release issued by the Company announcing the resignation of Ms. Patrick and the appointment of Ms. Lyne is attached as an exhibit to this report.

Item 9.01   EXHIBITS

99.1 Employment Agreement dated as of November 11, 2004, between Martha Stewart Living Omnimedia, Inc. and Susan Lyne

99.2 Restricted Stock Agreement dated as of November 11, 2004, between Martha Stewart Living Omnimedia, Inc. and Susan Lyne

99.3 Stock Option Agreement dated as of November 11, 2004, between Martha Stewart Living Omnimedia, Inc. and Susan Lyne

99.4     Press release issued November 11, 2004

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

     Dated: November 16, 2004

                                   MARTHA STEWART LIVING OMNIMEDIA, INC.


                                   By:      /s/ James Follo
                                       ------------------------------------
                                        James Follo
                                        Executive Vice President, Chief
                                        Financial and Administrative Officer

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                             Index of Exhibits
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Exhibit No.                              Description
-----------                              -----------

99.1 Employment Agreement dated as of November 11, 2004, between Martha Stewart Living Omnimedia, Inc. and Susan Lyne

99.2 Restricted Stock Agreement dated as of November 11, 2004, between Martha Stewart Living Omnimedia, Inc. and Susan Lyne

99.3 Stock Option Agreement dated as of November 11, 2004, between Martha Stewart Living Omnimedia, Inc. and Susan Lyne

99.4      Press release issued November 11, 2004